SUB-ITEM 77Q3

AIM DIVERSIFIED DIVIDEND FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:   10/31/2009
FILE NUMBER:         811-1424
SERIES NO.:          18

72DD.  1   Total income dividends for which record date passed during the period. (000's Omitted)
           Class A               $  3,535

       2   Dividends for a second class of open-end company shares (000's Omitted)
           Class B               $    467
           Class C               $    460
           Class R               $     26
           Class Y               $     99
           Investor Class        $ 19,951
           Institutional Class   $  1,276

73A.       Payments per share outstanding during the entire current period: (form nnn.nnnn)

       1   Dividends from net investment income
           Class A                 0.1945

       2   Dividends for a second class of open-end company shares (form nnn.nnnn)
           Class B                 0.1281
           Class C                 0.1278
           Class R                 0.1730
           Class Y                 0.2163
           Investor Class          0.2019
           Institutional Class     0.2315

74U.   1   Number of shares outstanding (000's Omitted)
           Class A                 18,195

       2   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
           Class B                  3,025
           Class C                  3,632
           Class R                    328
           Class Y                    578
           Investor Class          96,894
           Institutional Class      5,781

74V.   1   Net asset value per share (to nearest cent)
           Class A               $  10.18

       2   Net asset value per share of a second class of open-end company shares (to nearest cent)
           Class B               $  10.08
           Class C               $  10.07
           Class R               $  10.19
           Class Y               $  10.19
           Investor Class        $  10.18
           Institutional Class   $  10.18